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                                                                    EXHIBIT 10.1

                        ADDENDUM TO EMPLOYMENT AGREEMENT

         This Addendum to Employment Agreement (the "ADDENDUM") is effective as of the date set forth below, by and between Private Business, Inc. (the "COMPANY"), and Henry M. Baroco (the "EXECUTIVE").


                                   WITNESSETH:

         WHEREAS, Company and Executive have previously entered into an Employment Agreement dated August 10, 2001 (the "AGREEMENT"); AND

         WHEREAS, the Initial Term of the Agreement has expired and Company and Executive have agreed to extend the Agreement as provided in Paragraph 5;

         WHEREAS, Executive has been named the Chief Executive Officer of the Company;

         WHEREAS, Company and Executive wish to amend the Agreement to specifically provide for certain payments provided in Paragraph 7.2 of the Agreement, in accordance with the terms set forth below;

         NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. PAYMENT OF CERTAIN ADDITIONAL AMOUNTS. Paragraph 7.2(i) provides for certain payments in the event that (a) after January 1,2002, Executive resigns for any reason, (b) the Company at any time terminates the Executive's employment without Cause, (c) the Company fails to renew Executive's employment effective after the Initial Term, or (d) prior to January 1,2002, Executive resigns because of an uncured material breach by the Company of any term of this Agreement. Executive has remained employed by the Company through January 31, 2003, and has agreed to continue to be employed by the Company as the Chief Executive Officer subsequent to January 31,2003. As a result, the Company has agreed to pay to Executive the amounts provided in Paragraph 7.2(i) beginning in April 2003. The Company will pay executive $66,250 in the first month of each calendar quarter (April, July, October and January) and $25,000 in the second and third month of each calendar quarter in addition to his salary as otherwise provided in the Agreement. These payments will be made each month over the next 8 calendar quarters until the Executive has been paid a total of $930,000, then all such payments shall cease. In the event Executive resigns or his employment is terminated for any reason, including death or disability, prior to the completion of the payments, these payments will continue until the full $930,000 has been paid to the Executive or his estate. Once the $930,000 has been paid in full, Executive shall not be entitled to any further payments upon his resignation or termination of employment under Paragraph 7 of the Agreement or otherwise. There will be no other payments made to Executive pursuant to this Addendum or to Paragraph 7.2(i) of the Agreement other that as provided above.





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         2.       SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         3. NON-ASSIGNABILITY BY THE EXECUTIVE. The rights and obligations of the Executive hereunder are not assignable.

         4. TERMINATION OF EMPLOYMENT AND CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Addendum shall preclude the Company or Executive from terminating Executive's employment as provided in the Agreement or preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another individual, entity or business that assumes the Agreement and this Addendum and all obligations of the Company thereunder and hereunder.

         5. OTHER PROVISIONS EFFECTIVE. The parties expressly agree and acknowledge that all provisions of the Agreement except those amended by this Addendum shall remain unchanged and in full force and effect, including, without limitation, the obligations of Executive pursuant to the covenants set forth in Paragraphs 9.1, 9.2,9.3 ,9.4 and 9.7 of the Agreement.

         6. GOVERNING LAW. This Addendum will be interpreted, construed and governed according to the laws of the State of Tennessee.


         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.



                                              "COMPANY"
                                                PRIVATE BUSINESS, INC.


                                                By: /s/ William B. King
                                                   ----------------------------
                                                William B. King, Chairman


                                                "EXECUTIVE"


                                                /s/ Henry M. Baroco
                                                -------------------------------
                                                Henry M. Baroco


Dated:  4-15- ,2003
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